UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K to the extent required.

Item 3.02 Unregistered Sales of Equity Securities

The information included in 8.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required.

Item 8.01 Other Events

As previously disclosed, Harmony Merger Corp. (the “Company”) has scheduled an annual meeting of stockholders to be held at 10:00 a.m., Eastern Time, on March 27, 2017, at the offices of Graubard Miller, the Company’s counsel, at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. At the annual meeting, the Company’s stockholders will be asked to consider and vote upon, among other things, a proposal to amend (the “Extension Amendment”) the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate its initial business combination (the “Extension”) from March 27, 2017 to July 27, 2017 (the “Extended Date”).

The Company’s stockholders prior to the Company’s initial public offering that participated in the simultaneous private placement of units (the “insiders”) and NextDecade, LLC (“NextDecade”), the liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas that has executed a previously announced non-binding letter of intent with the Company for a proposed business combination, have agreed that if the Extension Amendment is approved, they or their affiliates will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) $0.0275 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each month (or a pro rata portion thereof if less than a month), that is needed by the Company to complete an initial business combination from March 27, 2017 until the Extended Date. Accordingly, if the Company takes until the Extended Date to complete an initial business combination, which would represent four months through the Extended Date, the insiders and NextDecade would make aggregate Contributions of approximately $1,265,000 (assuming no public shares were converted). Each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering prior to the beginning of the extended period which such Contribution is for. Accordingly, if the Extension Amendment is approved and the Extension is completed and the Company takes the full time through the Extended Date to complete an initial business combination, the conversion amount per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.32 per share, in comparison to the current conversion amount of approximately $10.21 per share. The insiders and NextDecade will not make any Contribution unless the Extension Amendment is approved and the Extension is completed. The Contribution(s) will not bear any interest and will be repayable by the Company to the insiders or their affiliates upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination. The Company’s board of directors will have the sole discretion whether to continue extending for additional months until the Extended Date and if the board determines not to continue extending for additional months, the insiders’ and NextDecade’s obligation to make additional Contributions will terminate. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s amended and restated certificate of incorporation.

The insiders have also agreed to loan the Company an aggregate of $150,000 for the Company’s working capital requirements. The loans will be evidenced by promissory notes which will be unsecured, non-interest bearing and will be payable at the consummation by the Company of an initial business combination. Upon consummation of a business combination, the principal balance of the notes may be converted, at the holders’ option, to units at a price of $10.00 per unit. The terms of the units will be identical to the units issued by the Company in its initial public offering, except the warrants included in such units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the insiders or their permitted transferees. If the insiders convert the entire principal balance of the convertible promissory notes, they would receive 15,000 units. If a business combination is not consummated, the notes will not be repaid by the Company and all amounts owed thereunder by the Company will be forgiven. The issuance of the notes to the insiders will be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit	Description
99.1	Press release dated March 20, 2017

Forward-Looking Statements

Certain statements made herein are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on the Company’s managements’ current expectations or beliefs as well as assumptions concerning the events and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which any target business that the Company seeks to acquire is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov. The information set forth herein should be read in light of such risks. Forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company does not undertake, and expressly disclaims, any obligation to update or alter its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Additional information concerning these and other factors that may impact expectations and projections can be found in the Company’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the definitive proxy statement filed by the Company with the SEC on March 13, 2017 wherein the Company is seeking stockholder approval to extend the date by which the Company has to consummate a business combination from March 27, 2017 to July 27, 2017, as supplemented by the proxy statement supplement filed on March 20, 2017 and in the proxy statement to be filed by the Company regarding any proposed business combination with the SEC when available.

Disclaimer

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

The Company and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed extension. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests in the Company of the Company’s directors and officers in the Company’s filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed extension is set forth in the proxy statement for the proposed extension which has been mailed to stockholders of the Company as of March 7, 2017. Stockholders will also be able to obtain copies of the proxy statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Harmony Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2017

HARMONY MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld Title: Chief Executive Officer

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